                                            FILED PURSUANT TO RULE 424(b)(5)
                                            REGISTRATION NO. 33-55853



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 7, 1996)

                           $93,726,023 (APPROXIMATE)
                                     LOGO

                              SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1996-A

$32,000,000 (APPROXIMATE) 5.70% CLASS
 A-1                                   $5,625,000 (APPROXIMATE) 7.30% CLASS M-2
$21,000,000 (APPROXIMATE) 6.00% CLASS
 A-2                                   $5,625,000 (APPROXIMATE) 6.85% CLASS B-1
$17,300,000 (APPROXIMATE) 6.35% CLASS
 A-3                                   $5,626,023 (APPROXIMATE) 7.40% CLASS B-2
$ 6,550,000 (APPROXIMATE) 6.95% CLASS
 M-1

  (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING IN
                                  APRIL 1996)
                                ---------------
  The Certificates for Home Improvement Loans, Series 1996-A offered hereby (the "Certificates") will be comprised of seven Classes, designated as the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1996-A (the "Trust"). The Trust will be created by Green Tree Financial Corporation (the "Company") pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1996 (the "Agreement") between the Company and First Trust National Association, as Trustee (the "Trustee"). The Trust property will consist primarily of a pool of home improvement
                                                       (Continued on next page)
                               -----------------
  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE ACCOMPANYING PROSPECTUS.
                               -----------------
 THE  CERTIFICATES REPRESENT  INTERESTS IN  THE  TRUST AND  DO NOT  REPRESENT
   INTERESTS  IN OR  OBLIGATIONS  OF  THE COMPANY,  EXCEPT  TO THE  LIMITED
     EXTENT DESCRIBED HEREIN  AND IN THE PROSPECTUS.  THE CERTIFICATES DO
       NOT  REPRESENT  OBLIGATIONS  OF,  AND  WILL NOT  BE  INSURED  OR
         GUARANTEED BY,  FHA  OR  ANY  OTHER  GOVERNMENTAL  AGENCY  OR
          INSTRUMENTALITY.

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR  THE  PROSPECTUS. ANY  REPRESENTATION TO  THE  CONTRARY IS  A
         CRIMINAL OFFENSE.

  THE  ATTORNEY GENERAL  OF  THE STATE  OF NEW  YORK HAS  NOT  PASSED ON  OR
     ENDORSED THE  MERITS  OF THIS  OFFERING. ANY  REPRESENTATION  TO THE
        CONTRARY IS UNLAWFUL.
                               -----------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                       PRICE TO        UNDERWRITING       PROCEEDS TO
                                                       PUBLIC(1)         DISCOUNT        COMPANY(1)(2)
------------------------------------------------------------------------------------------------------
Per Class A-1 Certificate........................     99.984375%           .275%          99.709375%
------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate........................      99.9375%            .375%           99.5625%
------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate........................     99.984375%           .45%           99.534375%
------------------------------------------------------------------------------------------------------
Per Class M-1 Certificate........................     99.953125%           .475%          99.478125%
------------------------------------------------------------------------------------------------------
Per Class M-2 Certificate........................     99.953125%            .5%           99.453125%
------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate........................     99.921875%            .6%           99.321875%
------------------------------------------------------------------------------------------------------
Per Class B-2 Certificate........................      99.96875%            .7%            99.26875%
------------------------------------------------------------------------------------------------------
Total............................................   $93,693,335.18      $376,969.66     $93,316,365.52
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest from and including March 14, 1996.
(2) Before deducting expenses, estimated to be $185,000.
  The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about March 14, 1996 (the actual such date being hereinafter referred to as the "Closing Date").
                               -----------------
                              MERRILL LYNCH & CO.
                               -----------------
            The date of the Prospectus Supplement is March 7, 1996.

(Continued from previous page)

contracts and promissory notes (the "Contracts"), including the right to receive payments due on the Contracts on and after February 28, 1996 (or the date of origination thereof, if later) (the "Cut-off Date"), liens on the related real estate and amounts held for the Trust in the Certificate Account. Each of the Contracts is secured by a lien (substantially all of which are subordinate liens) on the related improved real estate. The rights of the holders of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-3 Certificates and, in addition, to such rights of the holders of the Class M-1 Certificates (in the case of the Class M-2, Class B-1 and Class B-2 Certificates), of the Class M-2 Certificates (in the case of the Class B-1 and Class B-2 Certificates) and of the Class B-1 Certificates (in the case of the Class B-2 Certificates), all to the extent described herein.

  The Class B-2 Certificateholders will have the benefit of a limited guaranty of the Company (the "Class B-2 Limited Guaranty") to protect against losses that would otherwise be borne by the Class B-2 Certificateholders. To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Class B-2 Certificates the Class B-2 Formula Distribution Amount or in the event that there is a Class B-2 Principal Liquidation Loss Amount for any Payment Date (each as described herein), the Company will be obligated to make a Class B-2 Guaranty Payment in respect thereof (as described herein). See "Description of the Class B-2 Limited Guaranty" herein.

  Principal and interest with respect to the Certificates are distributable on the fifteenth day of each month or, if such fifteenth day is not a business day, the first Business Day thereafter, beginning in April 1996. The Company will act as servicer (in such capacity, the "Servicer") of the Contracts. The final scheduled Payment Date of the Certificates is in February 2026. See "Description of the Certificates" herein and in the Prospectus.

  An election will be made to treat the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. As described more fully herein, the Certificates will constitute "regular interests" in the REMIC and the Class C Certificate, which is not being offered hereby, will constitute the "residual interest" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") expects, but is not obligated, to make a market in the Certificates.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until June 12, 1996, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or his or her representative, within the period during which there is a Prospectus delivery obligation, the Company or the Underwriter will transmit or cause to be transmitted promptly, without charge, and in addition to any such delivery requirements, a paper copy of a Prospectus Supplement and a Prospectus, or a Prospectus Supplement and a Prospectus encoded in an electronic format.

  The Certificates offered hereby constitute Classes of a Series of Certificates for Home Improvement Loans being offered by the Company from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus and in Article I of the Agreement, a copy of which is available upon request made to the Company.

Securities Offered............  Certificates for Home Improvement Loans, Series
                                 1996-A (the "Certificates"), comprised of seven Classes designated as the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, respectively. The Certificates will be issued by, and evidence beneficial ownership interests in, Home Improvement Loan Trust 1996-A (the "Trust"), the property of which consists primarily of the Contracts, having an aggregate principal balance as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") of $93,726,023.43, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related improved real estate, and the Class B-2 Limited Guaranty for the benefit of the Class B-2
                                 Certificateholders.

Trustee.......................  First Trust National Association, St. Paul,
                                 Minnesota.

Seller and Servicer...........  Green Tree Financial Corporation.

Payment Date..................  The fifteenth day of each month or, if such day is not a Business Day, the next succeeding
                                 Business Day, commencing in April 1996.

Cut-off Date..................  February 28, 1996 (or the date of origination of the Contract, if later).

Record Date...................  The Business Day immediately preceding the related Payment Date.

Original Series 1996-A          $93,726,023 (approximate).
 Principal Balance............

  Original Class A-1
   Principal Balance........
                                $32,000,000 (approximate).

  Original Class A-2
   Principal Balance........
                                $21,000,000 (approximate).

  Original Class A-3
   Principal Balance........
                                $17,300,000 (approximate).

  Original Class M-1
   Principal Balance........
                                $6,550,000 (approximate).

  Original Class M-2
   Principal Balance........
                                $5,625,000 (approximate).

  Original Class B-1
   Principal Balance........
                                $5,625,000 (approximate).

  Original Class B-2
   Principal Balance........
                                $5,626,023 (approximate).

Class A-1 Pass-Through Rate...  5.70% per annum.

Class A-2 Pass-Through Rate...  6.00% per annum.

Class A-3 Pass-Through Rate...  6.35% per annum.

Class M-1 Pass-Through Rate...  6.95% per annum.

Class M-2 Pass-Through Rate...  7.30% per annum.

Class B-1 Pass-Through Rate...  6.85% per annum.

Class B-2 Pass-Through Rate...  7.40% per annum.

Description of Certificates...  The Class A-1, Class A-2 and Class A-3
                                 (collectively, the "Class A Certificates") are Senior Certificates and the Class M-1 and Class M-2 Certificates (collectively, the "Class M Certificates") and Class B-1 and Class B-2 Certificates (collectively, the "Class B Certificates") are Subordinated Certificates, all as described herein, and are issued by, and payable solely from the property of, the Trust. The undivided percentage interest of the holder of any Certificate in the distributions to be made to the related Class (the "Percentage Interest") will be equal to the percentage obtained by dividing the denomination specified on such Certificate by the original principal balance of such Class.

Distributions................  On each Payment Date, distributions on the Cer-
                                tificates will be made first to the holders of the Class A Certificates, then to the holders of the Class M Certificates, and then to the holders of the Class B Certificates, in the manner described below.

                               Distributions of interest and principal to the
                                holders of a Class of Class A Certificates will be made, to the extent that the Amount Avail-able in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described be-low under "A. Class A Interest" and (ii) their respective Percentage Interests of the Senior Percentage of the Formula Principal Distribu-tion Amount (each as defined below) for the re-lated Payment Date, in the order of priority described below under "B. Class A Principal." Distributions of interest and principal to the Class M-1 Certificateholders will be made in an amount equal to their respective Percentage In-terests multiplied by the Class M-1 Distribu-tion Amount (as described below). Distributions of interest and principal to the Class M-2 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount (as described below). Distributions of interest and principal to the Class B-1 Certificateholders will be made in an amount equal to their respective Percentage Interests multiplied by the Class B-1 Distribution Amount (as described below). Distributions of interest and principal to the Class B-2 Certificateholders will be made in an amount equal to their respective Percentage Interests of the Class B-2 Dis-tribution Amount and any Class B-2 Guaranty Payment (each as described below). The rights of the Class M and Class B Certificateholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A Certificateholders, the rights of the Class M-2 and Class B Certificateholders to receive such distributions are subordinated to the rights of the Class A Certificateholders and the Class M-1 Certificateholders, the rights of the Class B Certificateholders to re-ceive such distributions are subordinated to the rights of the Class M Certificateholders, and the rights of the Class B-2 Certificate-holders to receive such distributions are sub-ordinated to the rights of the Class B-1 Certificateholders. Distributions will be made on each Payment Date commencing in April 1996 to holders of record on the related Record Date, except that the final distribution in re-spect of the Certificates will only be made upon presentation and surrender of the Certifi-cates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

                               The "Class M-1 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-1 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "C. Class M-1 Inter-est" below and (ii) an amount of principal cal-culated as described under "D. Class M-1 Prin-cipal" below. The "Class M-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-1 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to the distribution made to Class A Certificate-holders) on such Payment Date (the "Class M-1 Remaining Amount Available").

                               The "Class M-2 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class M-2 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "E. Class M-2 Inter-est" below and (ii) an amount of principal cal-culated as described under "F. Class M-2 Prin-cipal" below. The "Class M-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class M-2 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to the distribution made to Class A and Class M-1 Certificateholders) on such Payment Date (the "Class M-2 Remaining Amount Available").

                               The "Class B-1 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class B-1 Formula Distribution Amount," which equals the sum of (i) the amount of interest calculated as described under "G. Class B-1 In-terest" below and (ii) an amount of principal calculated as described under "H. Class B-1 Principal" below. The "Class B-1 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class B-1 Formula Distribu-tion Amount for such Payment Date or (ii) the Amount Available in the Certificate Account available for distribution to the Class B-1 Certificateholders (after giving effect to the distribution made to Class A and Class M Certificateholders) on such Payment Date (the "Class B-1 Remaining Amount Available").

                               The "Class B-2 Distribution Amount" for any Pay-
                                ment Date is intended to be equal to the "Class B-2 Formula Distribution Amount," which equals the sum of (i) the amount of interest calcu-lated as described under "I. Class B-2 Inter-est" below and (ii) the amount of principal calculated as described in the first paragraph under "J. Class B-2 Principal" below. The "Class B-2 Distribution Amount" for any Payment Date will equal the lesser of (i) the Class B-2 Formula Distribution Amount for such Payment Date or (ii) the Amount Available in the Cer-tificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to the distribution made to Class A, Class M and Class B-1 Certificateholders) on such Payment Date (the "Class B-2 Remaining Amount Available").

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Payment Date. The Amount Available will include amounts otherwise payable to the Class M Certificateholders, to the Class B Certificateholders, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class M-1 Remaining Amount Available will include amounts otherwise payable to the holders of the Class M-2 Certif-icates, to the Class B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class M-2 Remaining Amount Available will include amounts otherwise payable to the holders of the Class B Certificates, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servic-ing Fee, and to the Class C Certificateholder. The Class B-1 Remaining Amount Available will include amounts otherwise payable to the Class B-2 Certificateholders, to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder. The Class B-2 Remaining Amount Available will include amounts otherwise payable to the Servicer (so long as the Company or any wholly owned subsid-iary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class C Certificateholder.

                               The "Principal Balance" of a Class of Certifi-
                                cates as of any Payment Date is the Original
                                Principal Balance of such Class of Certificates less all amounts previously distributed to such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance. The Class M Principal Bal-ance as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The Class B Principal Bal-ance as of any Payment Date is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

                               A portion of the interest otherwise payable on a
                                Payment Date to the Class M and Class B
                                Certificateholders will be subordinated to other amounts payable to Certificateholders on that Payment Date if on the preceding Payment Date the Principal Balance of the Contracts is less than the Class A, Class M and Class B Principal Balances, as further described below in the sections describing interest payable on the Class M and Class B Certificates.

A. Class A Interest..........  Interest on the outstanding Principal Balance of each Class of Class A Certificates will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               Interest will be paid concurrently on each Class
                                of Class A Certificates on each Payment Date, to the extent of the Amount Available for such date in the Certificate Account, at the related Pass-Through Rate on the then outstanding Class A-1 Principal Balance, Class A-2 Principal Bal-ance and Class A-3 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of outstanding Class A Certificates, the amount of interest to be distributed in respect of the Class A Certifi-cates will be allocated among each Class thereof (and within a Class among the Certifi-cates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the related Pass-Through Rate, to the extent legally permissible. See "De-scription of the Certificates."

B. Class A Principal.........  Holders of a Class of Class A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account after pay-ment of all interest payable on each Class of Class A Certificates, the Senior Percentage of the sum (such sum being hereinafter referred to as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the month preceding the month in which the Payment Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, dur-ing the month preceding the month of such Pay-ment Date, was purchased by the Company pursu-ant to the Agreement on account of certain breaches of its representations and warranties,
                                (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding month, and (v) any amount described in clauses
                                (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

                               The Senior Percentage for any Payment Date prior
                                to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date (but on or prior to the Fifth Cross-over Date, as described below) on which each Class B Principal Distribution Test (as described below) has not been satis-fied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date (but on or prior to the Fifth Cross-over Date), if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Per-centage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Payment Date. On any Payment Date after the Fifth Cross-over Date, the Senior Percentage will be zero.

                               The Scheduled Principal Balance of a Contract
                                with respect to any Payment Date is its princi-pal balance as of the scheduled payment date (the "Due Date") in the calendar month preced-ing such Payment Date (the "Due Period") as specified in its amortization schedule, after giving effect to any previous par-tial Principal Prepayments and to the scheduled payment due on such Due Date, but without giv-ing effect to any delinquency in payment or ad-justments due to bankruptcy or similar proceed-ings. The Pool Scheduled Principal Balance, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts that were outstanding during the preceding Due Peri-od. A Liquidated Contract is a defaulted Con-tract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

                               The Senior Percentage of the Formula Principal
                                Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, first, to the Class A-1 Certificateholders un-til the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Princi-pal Balance has been reduced to zero, and then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero.

C. Class M-1 Interest........  Interest on the outstanding Class M-1 Principal
                                Balance will accrue from March 14, 1996, or from the most recent Payment Date on which in-terest has been paid, to but excluding the fol-lowing Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-1 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount for such date, interest will be paid to the Class M-1 Certificateholders on such Payment Date in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then out-standing Class M-1 Principal Balance less the Class M-1 Principal Shortfall Amount, if any. The "Class M-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Bal-ances of the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certifi-cates. The "Aggregate Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of (i) the sum of the Class A Principal Balance, the Class M Principal Bal-ance and the Class B Principal Balance as of the preceding Payment Date (after giving effect to distributions of principal thereon) over
                                (ii) the Pool Scheduled Principal Balance for such preceding Payment Date.

                               In the event that, on a particular Payment Date,
                                the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-1 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-1 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class M-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class M-1 Pass-Through Rate. See "Description of the Certifi-cates--Class M-1 Interest."

D. Class M-1 Principal.......  Payments of principal on the Class M-1 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance has been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance has been reduced to zero, holders of Class M-1 Certificates will be entitled to receive the Senior Percentage of the Formula Principal Distribution Amount, un-til the Class M-1 Principal Balance has been reduced to zero.

E. Class M-2 Interest........  Interest on the outstanding Class M-2 Principal
                                Balance will accrue from March 14, 1996, or from the most recent Payment Date on which in-terest has been paid, to but excluding the fol-lowing Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of the Class M-2 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount and the Class M-1 Distribution Amount for such date, interest will be paid to the Class M-2 Certificateholders on such Payment Date in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then out-standing Class M-2 Principal Balance less the Class M-2 Principal Shortfall Amount, if any. The "Class M-2 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class M-2 Interest Payment Amount, the amount of interest to be distributed in respect of the Class M-2 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class M-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class M-2 Pass-Through Rate. See "Description of the Certifi-cates--Class M-2 Interest."

F. Class M-2 Principal.......  Payments of principal on the Class M-2 Certifi-
                                cates will not commence until the Class A Prin-cipal Balance and the Class M-1 Principal Bal-ance have been reduced to zero. On each Payment Date on or after the date on which the Class A Principal Balance and the Class M-1 Principal Balance has been reduced to zero, holders of Class M-2 Certificates will be entitled to re-ceive the Senior Percentage of the Formula Principal Distribution Amount, until the Class M-2 Principal Balance has been reduced to zero.

G. Class B-1 Interest........  Interest on the outstanding Class B-1 Principal
                                Balance will accrue from March 14, 1996, or from the most recent Payment Date on which in-terest has been paid, to but excluding the fol-lowing Payment Date, and will be computed on the basis of 360-day year of twelve 30-day months.

                               To the extent of the Class B-1 Remaining Amount
                                Available, if any, for a Payment Date after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount and the Class M-2 Distribution Amount for such date, interest will be paid to the Class B-1
                                Certificateholders on such Payment Date in an amount (the "Class B-1 Interest Payment Amount") equal to the product of (a) the Class B-1 Pass-Through Rate and (b) the then out-standing Class B-1 Principal Balance less the Class B-1 Principal Shortfall Amount, if any. The "Class B-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B-2 Principal Balance.

                               In the event that, on a particular Payment Date,
                                the Class B-1 Remaining Amount Available, plus other funds in the Certificate Account avail-able therefor, are not sufficient to make a full distribution of the Class B-1 Interest Payment Amount, the amount of interest to be distributed in respect of the Class B-1 Certif-icates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissi-ble, bear interest at the Class B-1 Pass-Through Rate. See "Description of the Certifi-cates--Class B-1 Interest."

H. Class B-1 Principal.......  Payments of principal on the Class B-1 Certifi-
                                cates will not commence until the Class B
                                Cross-over Date, and will be made on that Pay-ment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Prin-cipal Balance have been reduced to zero). The Class B Cross-over Date will be the earlier of
                                (A) the Payment Date on which the Class M-2
                                Principal Balance is reduced to
                                zero (the "Fifth Cross-over Date") and (B) the first Payment Date on or after the Payment Date in April 1999 on which the fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immedi-ately preceding Payment Date, is equal to or greater than 24%. The Class B Principal Distri-bution Tests on each Payment Date relate to losses and delinquencies on the Contracts, and are described under "Description of the Certif-icates--Class B-1 Principal."

                               On each Payment Date on or after the Class B
                                Cross-over Date, the Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B-1 Certificateholders to the extent of the Class B-1 Remaining Amount Avail-able after payment of interest on the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero.

                               The Class B Percentage for any Payment Date will
                                be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

I. Class B-2 Interest........  Interest on the outstanding Class B-2 Principal
                                Balance will accrue from March 14, 1996, or from the most recent Payment Date on which in-terest has been paid, to but excluding the fol-lowing Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

                               To the extent of (i) the Class B-2 Remaining
                                Amount Available, if any, for a Payment Date after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount and the Class B-1 Distribution Amount for such date, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Payment Date in an amount (the "Class B-2 Interest Payment Amount") equal to the product of (a) the Class B-2 Pass-Through Rate and (b) the then out-standing Class B-2 Principal Balance less the Class B-2 Principal Shortfall Amount, if any. The "Class B-2 Principal Shortfall Amount" as of any Payment Date will equal the Aggregate Principal Shortfall Amount.

                               In the event that, on a particular Payment Date,
                                the Class B-2 Remaining Amount Available in the Certificate Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of the Class B-2 Interest Payment Amount, the amount of interest to be distributed in respect of the Class B-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitle-ments to interest, and the amount of the deficiency will be carried for-ward as an amount that the Class B-2 Certifi-cateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Pass-Through Rate. See "Description of the Certificates--Class B-2 Interest."

J. Class B-2 Principal.......  Except for payments of the Class B-2 Principal
                                Liquidation Loss Amount (as described below), payments of principal on the Class B-2 Certifi-cates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Seventh Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satis-fied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Class B-2 Re-maining Amount Available and any amounts actu-ally paid under the Class B-2 Limited Guaranty after payment of interest on the Class B-2 Cer-tificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero. See "Description of the Cer-tificates--Class B-2 Principal."

                               On each Payment Date, the Class B-2
                                Certificateholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Principal Liquidation Loss Amount un-til the Class B-2 Principal Balance has been reduced to zero. The "Class B-2 Principal Liq-uidation Loss Amount" for any Payment Date will equal the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date (after giving effect to all distributions of principal on such Payment Date). The Class B-2 Principal Liquidation Loss Amount repre-sents future principal payments on the Con-tracts that, because of the subordination of the Class B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class B-2 Certificateholders.

Subordination of Class M and
 Class B Certificates........
                               The rights of the holders of the Class M Certif-
                                icates and Class B Certificates to receive dis-tributions with respect to the Contracts in the Trust will be subordinated, to the extent de-scribed herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regu-lar receipt by the holders of the Class A Cer-tificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class A Certificates by means of the subordina-tion of the Class M and Class B Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Pay-ment Date in respect of the Class M and Class B Certificates, the amounts of interest and prin-cipal due them on each Payment Date out of the Amount Available on such date in the Certifi-cate Account and, if necessary, by the right of such Class A Certificateholders to receive fu-ture distributions of Amounts Available that would otherwise be payable to the holders of the Class M and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class M-1 Certificates. This subordina-tion is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their sched-uled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class M-1 Certificates by means of the subordi-nation of the Class M-2 and Class B Certifi-cates will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 and Class B Certificates, the amounts of inter-est and principal due them on each Payment Date out of the Class M-1 Remaining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class M-1 Certificateholders to receive future distribu-tions of Class M-1 Remaining Amounts Available that would otherwise be payable to the holders of the Class M-2 and Class B Certificates.

                               In addition, the rights of the holders of the
                                Class B Certificates to receive distributions with respect to the Contracts will be subordi-nated, to the extent described herein, to such rights of the holders of the Class M-2 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class M-2 Certificates by means of the subordi-nation of the Class B Certificates will be ac-complished by the preferential right of the Class M-2 Certificateholders to receive prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amounts of interest and principal due them on each Pay-ment Date out of the Class M-2 Remaining Amount Available on such date in the Certificate Ac-count and, if necessary, by the right of such Class M-2 Certificateholders to receive future distributions of Class M-2 Remaining Amounts Available that would otherwise be payable to the holders of the Class B Certificates.

                               In addition, the rights of the holders of the
                                Class B-2 Certificates to receive distributions with respect to the Contracts will be subordi-nated, to the extent described herein, to such rights of the holders of the Class B-1 Certifi-cates. This subordination is intended to en-hance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class B-1 Certificates by means of the subordi-nation of the Class B-2 Certificates will be accomplished by the preferential right of the Class B-1 Certificateholders to receive prior to any distribution being made on a Payment Date in respect of the Class B-2 Certificates, the amounts of interest and principal due them on each Payment Date out of the Class B-1 Re-maining Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class B-1 Certificateholders to receive future distributions of Class B-1 Re-maining Amounts Available that would otherwise be payable to the holders of the Class B-2 Cer-tificates.

                               If a Class B-2 Guaranty Payment is required  for
                                any Payment Date and the Company fails to pay such amount pursuant to the Class B-2 Limited Guaranty, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Con-tracts. See "Description of the Certificates-- Subordination of Class M Certificates and Class B Certificates."

Losses on Liquidated           As described above, the distribution of princi-
 Contracts...................   pal to the Class A Certificateholders is in-
                                tended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation
                                Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid in-terest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Monthly Servicing Fee otherwise pay-able to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then the Class B-2
                                Certificateholders, then the Class B-1
                                Certificateholders, then the Class M-2 Certifi-cateholders and then the

                                Class M-1 Certificateholders, since a portion of the Amount Available equal to such defi-ciency and otherwise distributable to them will be paid to the Class A Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive dis-tributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

                               If the Amount Available is not sufficient to
                                cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certifi-cateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency.

                               But for the effect of the subordination of the
                                Class M-2, Class B and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-1 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class M Certificates and Class B Certifi-cates."

                               But for the effect of the subordination of the
                                Class B and Class C Certificates and the
                                Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-2 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. See "Description of the Certificates--Subordination of Class M Certificates and Class B Certifi-cates."

                               But for the effect of the subordination of the
                                Class B-2 and Class C Certificates and the
                                Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-1 Certificateholders will absorb all losses on each Liquidated Con-tract in the amount by which its Net Liquida-tion Proceeds are less than its unpaid princi-pal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee. See "Description of the Certificates--Subordi-nation of Class M Certificates and Class B Cer-tificates" and "Yield and Prepayment Considera-tions."

                               But for the payments under the Class B-2 Limited
                                Guaranty described below and the subordination of the Class C Certifi-cate and the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and un-paid interest thereon less the related Monthly Servicing Fee. See "Description of the Certifi-cates--Subordination of Class M Certificates and Class B Certificates."

Class B-2 Limited Guaranty.... In order to mitigate the effect of the subordi-
                                nation of the Class B-2 Certificates and liqui-dation losses and delinquencies on the Con-tracts, the Class B-2 Certificateholders are entitled to receive on each Payment Date an amount equal to the Class B-2 Guaranty Payment, if any, under the Class B-2 Limited Guaranty of the Company. Prior to the Sixth Cross-over Date, and on any Payment Date on or after the Sixth Cross-over Date on which any Class B Principal Distribution Test is not satisfied (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount (which will be equal to accrued and un-paid interest on the Class B-2 Certificates) for such Payment Date and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date, exceeds (b) the Class B-2 Distribution Amount for such Payment Date. On each Payment Date on or after the Sixth Cross-over Date on which each Class B Principal Dis-tribution Test is satisfied (or on which the Class A Principal Balance and the Class M Prin-cipal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount (which will include both interest and principal) for such Payment Date and (ii) the Class B-2 Prin-cipal Liquidation Loss Amount, if any, exceeds
                                (b) the Class B-2 Distribution Amount for such Payment Date.

                                The Class B-2 Limited Guaranty will be an
                                 unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

Registration of Certificates..  The Certificates initially will each be represented by one or more certificates
                                 registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Certificates will otherwise be issued in definitive form only under the limited circumstances described herein. All references herein to the rights of "holders" or "Certificateholders" shall reflect the rights of beneficial owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Description of the Certificates--Registration of the Certificates" herein.

Contracts.....................  The Contracts consist of 5,309 conventional and
                                 1,091 FHA-insured home improvement contracts and promissory notes (the "Contracts"), including any and all rights to receive payments due thereunder on and after the Cut-off Date. The obligations of the Obligor under each Contract are secured by the related real estate and such Contracts constitute "Secured Contracts" as described in the Prospectus. The Contracts arise from loans relating to the improvement of real estate located in 48 states and the District of Columbia. The contractual annual percentage rate of interest (the "Contract Rate") on the Contracts as of the Cut-off Date ranges from 5.99% to 15.75% with a weighted average of 12.01%. The Contracts had a weighted average term to scheduled maturity, as of origination, of 185 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 185 months. The final scheduled payment date on the Contract with the latest scheduled maturity is in January 2026. See "The Contracts" herein.

FHA Insurance.................  Approximately 11.33% of the Contracts, by
                                 principal balance as of the Cut-off Date, are insured by FHA against Obligor defaults pursuant to Title I of the National Housing Act ("FHA Insurance"). See "Description of FHA Insurance" in the Prospectus.

Advances......................  The Servicer is obligated to make Advances each month of any scheduled payments on the
                                 Contracts that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee will be obligated (subject to certain conditions) to make such Advance. See "Description of the Certificates--Advances" herein and in the Prospectus.

Repurchases by the Company....  The Company has agreed to repurchase any
                                 Contract in which the Trust's or the
                                 Certificateholders' interest is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the

                                 Servicer or the Trustee. See "Description of the Certificates--Conveyance of Contracts" herein and in the Prospectus.

Repurchase Option.............  The Servicer will have the option to repurchase all of the outstanding Contracts on any
                                 Payment Date on which the Pool Scheduled
                                 Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option" herein and in the Prospectus.

Monthly Servicing Fee.........  The Servicer will be entitled to monthly compensation for servicing the Contracts equal to 1/12 of the product of .75% and the Pool Scheduled Principal Balance (the "Monthly Servicing Fee"). See "Description of the Certificates--Servicing Compensation and
                                 Payment of Expenses" and "Rights upon an Event of Termination" herein.

Tax Status....................  In the opinion of counsel to the Company, for federal income tax purposes, the Trust will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will constitute "regular interests" in such REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Certificate, which is not being offered hereby, will constitute the "residual interest" in the REMIC. The holders of Certificates will be required to include in income interest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations..........  Subject to the conditions described herein, the
                                 Class A-1, Class A-2 and Class A-3
                                 Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of any other Certificates will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Rating........................  It is a condition precedent to the issuance of the Certificates that the Class A-1, Class A-2 and Class A-3 Certificates each be assigned a rating of not lower than "Aaa" by Moody's Investors Service, Inc. ("Moody's") and not lower than "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), the Class M-1 Certificates be assigned a rating not lower than "Aa2" by

                                 Moody's and not lower than "AA" by S&P, the Class M-2 Certificates be assigned a rating not lower than "A2" by Moody's and not lower than "A" by S&P, the Class B-1 Certificates be assigned a rating not lower than "Baa2" by Moody's and not lower than "BBB" by S&P and the Class B-2 Certificates be assigned a rating not lower than "Baa1" by Moody's and not lower than "A-" by S&P. The rating of each Class of Certificates by Moody's addresses the likelihood of the receipt by
                                 Certificateholders of all distributions to which such Certificateholders are entitled. The rating of each Class of Certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The ratings of the Class B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in Moody's or S&P's rating of the Company's debt securities may result in a similar reduction in the rating of the Class B-2 Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" in the Prospectus.

                                The Company has not requested a rating of the
                                 Certificates from any rating agencies other than Moody's and S&P. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Legal Investment                The Certificates will not constitute "mortgage
 Considerations...............   related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA") because there are a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. Investors should consult with their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them.

                                  RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

  Limited Historical Data With Respect to Home Improvement Loans. The Company began purchasing and servicing FHA-insured home improvement contracts in April 1989, and conventional home improvement contracts in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, the Company's delinquency experience and loan loss and liquidation experience set forth under "The Contracts" herein may not be indicative of the performance of the Contracts.

                          STRUCTURE OF THE TRANSACTION

  On or about March 14, 1996 (the "Closing Date"), the Company will establish the Trust pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1996 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments due on such Contracts on and after March 1, 1996 (or the date of origination thereof, if later) (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Certificates, as described in "Description of the Class B-2 Limited Guaranty" herein.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (initially First Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments deposited in the Certificate Account in respect of each Due Period will be applied on the fifteenth day of the next month (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on the Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, and (d) the Class B-2 Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein) any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining such contracts until they are pooled and sold to other investors.

                                 THE CONTRACTS

  Each Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. Each Contract is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Contract has its last scheduled payment due no later than January 2026, (c) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and
(d) each Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Approximately 11.33% of the Contracts, by principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of the Contracts has a Contract Rate of at least 5.99% per annum and not more than 15.75% and the weighted average of the Contract Rates of the Contracts as of the Cut-off Date is 12.01%. As of the Cut-off Date, the Contracts had remaining maturities of at least 22 months but not more than 359 months and original maturities of at least 24 months but not more than 360 months. The Contracts had a weighted average term to scheduled maturity, as of origination, of 185 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 185 months. The average principal balance per Contract as of the Cut-off Date was $14,644.69 and the principal balances on the Contracts as of the Cut-off Date ranged from $1,057.91 to $116,484.15. The Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 12.64% of the Contracts financed improvements to real estate located in California, 7.69% in New York, 6.47% in Florida, 6.30% in New Jersey, 6.19% in Pennsylvania and 5.24% in Texas. No other state represented 5% or more of the Cut-off Date Pool Principal Balance. Substantially none of the Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Contracts.

               GEOGRAPHICAL DISTRIBUTION OF IMPROVED REAL ESTATE

                                                                                    % OF
                                               % OF                           CONTRACT POOL BY
                                         CONTRACT POOL BY AGGREGATE PRINCIPAL   OUTSTANDING
                            NUMBER OF       NUMBER OF           BALANCE          PRINCIPAL
                         CONTRACTS AS OF   CONTRACTS AS    OUTSTANDING AS OF   BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE
                         --------------- ---------------- ------------------- ----------------
Alabama.................         35              .55%       $   485,337.52            .52%
Arizona.................        210             3.28          3,797,378.79           4.05
Arkansas................        126             1.97          1,552,464.68           1.66
California..............        525             8.19         11,860,486.09          12.64
Colorado................        353             5.52          3,919,322.01           4.18
Connecticut.............        126             1.97          1,739,830.64           1.86
Delaware................         36              .56            476,772.35            .51
District of Columbia....         15              .23            200,929.40            .21
Florida.................        401             6.27          6,060,622.20           6.47
Georgia.................        126             1.97          1,535,468.92           1.64
Idaho...................         34              .53            487,550.69            .52
Illinois................        289             4.52          4,306,829.83           4.60
Indiana.................         98             1.53          1,244,202.84           1.33
Iowa....................         47              .73            493,971.81            .53
Kansas..................         81             1.27            974,425.35           1.04
Kentucky................         29              .45            274,853.33            .29
Louisiana...............         24              .38            416,975.59            .44
Maine...................         51              .80            680,350.79            .73
Maryland................        104             1.63          1,755,835.52           1.87
Massachusetts...........         37              .58            532,034.70            .57
Michigan................        268             4.19          3,403,329.31           3.63
Minnesota...............        129             2.02          1,817,670.88           1.94
Mississippi.............         17              .27            248,249.38            .26
Missouri................        179             2.80          2,088,112.82           2.23
Montana.................         21              .33            181,616.04            .19
Nebraska................         20              .31            249,373.67            .27
Nevada..................         93             1.45          1,818,177.94           1.94
New Hampshire...........         21              .33            296,380.22            .32
New Jersey..............        363             5.67          5,906,067.96           6.30
New Mexico..............         45              .70            807,817.45            .86
New York................        444             6.93          7,219,080.47           7.69
North Carolina..........        118             1.84          1,591,222.70           1.70
North Dakota............          8              .13             49,581.37            .05
Ohio....................        266             4.16          3,226,193.19           3.44
Oklahoma................         84             1.31            961,906.34           1.03
Oregon..................         55              .86            829,030.98            .88
Pennsylvania............        401             6.26          5,804,581.76           6.19
Rhode Island............         36              .56            531,311.42            .57
South Carolina..........         69             1.08          1,112,768.48           1.19
South Dakota............          6              .09             53,975.50            .06
Tennessee...............        154             2.41          1,862,204.07           1.99
Texas...................        396             6.19          4,910,152.93           5.24
Utah....................         12              .19            136,547.50            .15
Vermont.................         32              .50            460,636.57            .49
Virginia................        137             2.14          1,966,825.76           2.10
Washington..............        176             2.75          2,155,064.09           2.30
West Virginia...........          9              .14             97,937.23            .10
Wisconsin...............         63              .98            811,750.30            .87
Wyoming.................         31              .48            332,814.05            .36
                              -----           ------        --------------         ------
    Total...............      6,400           100.00%       $93,726,023.43         100.00%
                              =====           ======        ==============         ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
YEAR OF ORIGINATION         OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------        ---------- ------------------- ---------------------
1994......................       3      $   111,903.19              .12%
1995......................   3,885       56,202,907.57            59.96
1996......................   2,512       37,411,212.67            39.92
                             -----      --------------           ------
    Total.................   6,400      $93,726,023.43           100.00%
                             =====      ==============           ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                   % OF
                            NUMBER OF                        CONTRACT POOL BY
                            CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
ORIGINAL CONTRACT           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
AMOUNT (IN DOLLARS)          OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-------------------         ---------- ------------------- ---------------------
Less than $ 10,000........    2,279      $15,470,275.29            16.51%
Between$ 10,000--$ 19,999.    2,673       38,229,621.96            40.79
Between$ 20,000--$ 29,999.    1,029       24,586,408.20            26.23
Between$ 30,000--$ 39,999.      281        9,284,373.07             9.91
Between$ 40,000--$ 49,999.      121        5,107,836.06             5.45
Between$ 50,000--$ 59,999.       11          571,623.64              .61
Between$ 60,000--$ 69,999.        3          189,697.20              .20
Between$ 70,000--$ 79,999.        0                 .00              .00
Between$ 80,000--$ 89,999.        2          169,703.86              .18
Between$ 90,000--$ 99,999.        0                 .00              .00
Between$100,000--$109,999.        0                 .00              .00
Over     $110,000.........        1          116,484.15              .12
                              -----      --------------           ------
    Total.................    6,400      $93,726,023.43           100.00%
                              =====      ==============           ======

                                 CONTRACT RATES

                                                                   % OF
                            NUMBER OF                        CONTRACT POOL BY
                            CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
  RANGE OF CONTRACTS BY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
      CONTRACT RATE          OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  ---------------------     ---------- ------------------- ---------------------
From  0.00000%-- 9.00000%.       10      $   238,969.46              .25%
From  9.00001%--10.00000%.      248        3,400,925.01             3.63
From 10.00001%--11.00000%.    1,057       22,381,657.55            23.88
From 11.00001%--12.00000%.    1,859       27,746,123.85            29.60
From 12.00001%--13.00000%.    2,656       34,063,473.57            36.35
From 13.00001%--14.00000%.      447        5,214,577.29             5.56
From 14.00001%--15.00000%.      114          606,399.86              .65
From 15.00001%--16.00000%.        9           73,896.84              .08
                              -----      --------------           ------
    Total.................    6,400      $93,726,023.43           100.00%
                              =====      ==============           ======

                          REMAINING MONTHS TO MATURITY

                                                                  % OF
                           NUMBER OF                        CONTRACT POOL BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less than 31..............      27      $   114,842.25              .12%
31-60.....................     692        4,750,215.43             5.07
61-90.....................     372        2,860,176.54             3.05
91-120....................   2,015       22,968,140.94            24.51
121-150...................      96        1,239,114.79             1.32
151-180...................   1,802       30,042,280.40            32.05
181-210...................       8          140,430.18              .15
211-240...................     734       15,481,787.65            16.52
241-270...................       1            8,708.30              .01
271-300...................     652       16,085,384.25            17.16
301-330...................       0                 .00              .00
331-360...................       1           34,942.70              .04
                             -----      --------------           ------
    Total.................   6,400      $93,726,023.43           100.00%
                             =====      ==============           ======

                           LIEN POSITION OF CONTRACTS

                                          % OF                                   % OF
                         NUMBER OF  CONTRACT POOL BY                       CONTRACT POOL BY
                         CONTRACTS     NUMBER OF     AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         AS OF CUT- CONTRACTS AS OF  BALANCE OUTSTANDING     BALANCE AS OF
                          OFF DATE    CUT-OFF DATE   AS OF CUT-OFF DATE      CUT-OFF DATE
                         ---------- ---------------- ------------------- ---------------------
First...................     424          6.63%        $ 5,690,538.87             6.07%
Second..................   4,954         77.40%         73,895,810.35            78.84%
Third...................   1,008         15.75%         13,998,875.32            14.94%
Fourth..................      14           .22%            140,798.89              .15%
                           -----        -------        --------------           -------
    Total...............   6,400        100.00%        $93,726,023.43           100.00%
                           =====        =======        ==============           =======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Contracts already in repossession).

                 DELINQUENCY EXPERIENCE--CONVENTIONAL CONTRACTS

                                                              AT DECEMBER 31,
                                                            ---------------------
                                                             1995    1994   1993
                                                            ------  ------  -----
Number of Contracts Outstanding(1)......................... 56,028  29,788  3,893
Number of Contracts Delinquent(2)(3)
  30-59 Days...............................................    394      57      5
  60-89 Days...............................................    109      10      1
  90 Days or More..........................................    126      15      0
                                                            ------  ------  -----
Total Contracts Delinquent.................................    629      82      6
Delinquencies as a Percent of Contracts Outstanding(4).....   1.12%    .28%   .15%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

                 DELINQUENCY EXPERIENCE--FHA INSURED CONTRACTS

                                                  AT DECEMBER 31,
                                         --------------------------------------
                                          1995    1994    1993    1992    1991
                                         ------  ------  ------  ------  ------
Number of Contracts Outstanding(1).....  25,925  26,885  29,787  25,698  21,337
Number of Contracts Delinquent(2)(3)
  30-59 Days...........................     462     237     262     355     228
  60-89 Days...........................     121      95      87      98      84
  90 Days or More......................     183     146     164     207     164
                                         ------  ------  ------  ------  ------
Total Contracts Delinquent.............     766     478     513     660     476
Delinquencies as a Percent of Contracts
 Outstanding(4)........................    2.95%   1.78%   1.72%   2.57%   2.23%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

  The following tables set forth the loan loss and repossession experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Contracts already in repossession).

            LOAN DEFAULT AND LOSS EXPERIENCE--CONVENTIONAL CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                                          TWELVE MONTHS
                                                       ENDED DECEMBER 31,
                                                    ---------------------------
                                                      1995      1994     1993
                                                    --------  --------  -------
Principal Balance of Contracts Serviced(1)......... $824,419  $418,055  $59,281
Contract Defaults(2)...............................      .53%      .12%     .05%
Net Losses:
  Dollars(3)....................................... $  3,424  $    285  $     0
  Percentage(4)....................................      .42%      .07%     .00%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

            LOAN DEFAULT AND LOSS EXPERIENCE--FHA INSURED CONTRACTS
                             (DOLLARS IN THOUSANDS)

                                             TWELVE MONTHS
                                           ENDED DECEMBER 31,
                              ------------------------------------------------
                                1995      1994      1993      1992      1991
                              --------  --------  --------  --------  --------
Principal Balance of Con-
 tracts Serviced(1).......... $191,364  $199,286  $235,908  $206,062  $174,146
Contract Defaults(2).........     1.81%     1.88%     1.86%     1.87%     1.09%
Net Losses:
  Dollars(3)................. $    291  $    623  $    737  $    768  $    305
  Percentage(4)..............      .15%      .31%      .31%      .37%      .18%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured conventional home improvement contracts in September 1992, it is likely that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due

Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a prepayment assumption of 15% CPR. There can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and the Principal Balance of such Class immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

  The final scheduled payment date on the Contract with the latest maturity is in January 2026.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model, is described above.

  As used in the following tables, "0% CPR" assumes that none of the Contracts are prepaid before maturity, "15% CPR" assumes the Contracts will prepay at a CPR of 15%, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the CPR, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement contracts, the home improvement contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement contracts. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Contract Characteristics;" (iv) the Class A-1 Certificates have an Original Class A-1 Principal Balance of $32,000,000 and a Class A-1 Pass-Through Rate of 5.70%, the Class A-2 Certificates have an Original Class A-2 Principal Balance of $21,000,000 and a Class A-2 Pass-Through Rate of 6.00%, the Class A-3 Certificates have an Original Class A-3 Principal Balance of $17,300,000 and a Class A-3 Pass-Through Rate of 6.35%, the Class M-1 Certificates have an Original Class M-1 Principal Balance of $6,550,000 and a Class M-1 Pass-Through Rate of 6.95%, the Class M-2 Certificates have an Original Class M-2 Principal Balance of $5,625,000 and a Class M-2 Pass-Through Rate of 7.30%, the Class B-1 Certificates have an Original Class B-1 Principal Balance of $5,625,000 and a Class B-1 Pass-Through Rate of 6.85% and the Class B-2 Certificates have an Original Class B-2 Principal Balance of $5,626,023 and a Class B-2 Pass-Through Rate of 7.40%; (v) no interest shortfalls will arise in connection with prepayments in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Certificates on the 15th day of each month, commencing in April 1996; and
(viii) the Certificates are issued on March 14, 1996. No representation is made that the Contracts will not experience delinquencies or losses.

                       ASSUMED CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                 CUT-OFF   WEIGHTED    AVERAGE        AVERAGE
                                DATE POOL  AVERAGE  REMAINING TERM ORIGINAL TERM
                                PRINCIPAL  CONTRACT  TO MATURITY    TO MATURITY
POOL                             BALANCE     RATE      (MONTHS)      (MONTHS)
----                           ----------- -------- -------------- -------------
1............................. $30,863,911  12.36%       104            105
2.............................  31,110,859  12.02        178            179
3.............................  15,622,218  11.83        239            239
4.............................  16,129,035  11.52        299            300

  It is not likely that the Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Certificates, and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             CPR SET FORTH BELOW:

DATE                                                 11%   13%   15%   17%  19%
----                                                 ----  ----  ----  ---  ---
Initial Percentage..................................  100%  100%  100% 100% 100%
March 15, 1997......................................   59    53    47   42   36
March 15, 1998......................................   22    12     3    0    0
March 15, 1999......................................    0     0     0    0    0
Weighted Average Life (1) (years)................... 1.31  1.15  1.02  .92  .83

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES AT
             THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                               11%   13%   15%   17%   19%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
March 15, 1997....................................  100   100   100   100   100
March 15, 1998....................................  100   100   100    91    77
March 15, 1999....................................   83    65    48    31    15
March 15, 2000....................................   39    21     6     0     0
March 15, 2001....................................    6     0     0     0     0
March 15, 2002....................................    0     0     0     0     0
Weighted Average Life (1) (years)................. 3.85  3.41  3.05  2.75  2.49

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES AT
             THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                               11%   13%   15%   17%   19%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
March 15, 1997....................................  100   100   100   100   100
March 15, 1998....................................  100   100   100   100   100
March 15, 1999....................................  100   100   100   100   100
March 15, 2000....................................  100   100   100    92    74
March 15, 2001....................................  100    88    71    55    39
March 15, 2002....................................   75    56    40    25    11
March 15, 2003....................................   46    28    14     1     0
March 15, 2004....................................   20     5     0     0     0
March 15, 2005....................................    0     0     0     0     0
Weighted Average Life (1) (years)................. 6.96  6.33  5.78  5.28  4.78

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              CPR SET FORTH BELOW:

DATE                                               11%   13%   15%   17%   19%
----                                              -----  ----  ----  ----  ----
Initial Percentage...............................   100%  100%  100%  100%  100%
March 15, 1997...................................   100   100   100   100   100
March 15, 1998...................................   100   100   100   100   100
March 15, 1999...................................   100   100   100   100   100
March 15, 2000...................................   100   100   100   100   100
March 15, 2001...................................   100   100   100   100   100
March 15, 2002...................................   100   100   100   100   100
March 15, 2003...................................   100   100   100   100    70
March 15, 2004...................................   100   100    79    50    24
March 15, 2005...................................   100    65    36     0     0
March 15, 2006...................................    67    36     0     0     0
March 15, 2007...................................    38     0     0     0     0
March 15, 2008...................................     0     0     0     0     0
Weighted Average Life (1) (years)................ 10.59  9.54  8.71  8.02  7.45

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2 CERTIFICATES AT
             THE RESPECTIVE PERCENTAGES OF THE CPR SET FORTH BELOW:

DATE                                              11%    13%   15%   17%   19%
----                                             -----  -----  ----  ----  ----
Initial Percentage..............................   100%   100%  100%  100%  100%
March 15, 1997..................................   100    100   100   100   100
March 15, 1998..................................   100    100   100   100   100
March 15, 1999..................................   100    100   100   100   100
March 15, 2000..................................   100    100   100   100   100
March 15, 2001..................................   100    100   100   100   100
March 15, 2002..................................   100    100   100   100   100
March 15, 2003..................................   100    100   100   100   100
March 15, 2004..................................   100    100   100   100   100
March 15, 2005..................................   100    100   100     0     0
March 15, 2006..................................   100    100     0     0     0
March 15, 2007..................................   100      0     0     0     0
March 15, 2008..................................     0      0     0     0     0
Weighted Average Life (1) (years)............... 11.67  10.59  9.59  8.67  8.17

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              CPR SET FORTH BELOW:

DATE                                               11%   13%   15%   17%   19%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100%  100%  100%
March 15, 1997....................................  100   100   100   100   100
March 15, 1998....................................  100   100   100   100   100
March 15, 1999....................................  100   100   100   100   100
March 15, 2000....................................  100    93    76    60    53
March 15, 2001....................................   74    57    39    24    15
March 15, 2002....................................   42    25     9     0     0
March 15, 2003....................................   13     0     0     0     0
March 15, 2004....................................    0     0     0     0     0
Weighted Average Life (1) (years)................. 5.83  5.30  4.79  4.35  4.17

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              CPR SET FORTH BELOW:

DATE                                               11%   13%   15%   17%   19%
----                                              -----  ----  ----  ----  ----
Initial Percentage...............................   100%  100%  100%  100%  100%
March 15, 1997...................................   100   100   100   100   100
March 15, 1998...................................   100   100   100   100   100
March 15, 1999...................................   100   100   100   100   100
March 15, 2000...................................   100   100   100   100   100
March 15, 2001...................................   100   100   100   100   100
March 15, 2002...................................   100   100   100    94    86
March 15, 2003...................................   100    98    83    70    62
March 15, 2004...................................    88    74    62    51    44
March 15, 2005...................................    68    56    46     0     0
March 15, 2006...................................    57    46     0     0     0
March 15, 2007...................................    46     0     0     0     0
March 15, 2008...................................     0     0     0     0     0
Weighted Average Life (1) (years)................ 10.19  9.29  8.46  7.74  7.33

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1994, had stockholders' equity of approximately $725,891,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. The Company began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

GENERAL

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof, except for one Class B-2 Certificate with a denomination representing the remainder of the Original Principal Balance of such Class. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Contracts, amounts held in the Certificate Account and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Certificateholders.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the Certificates will be in April 1996. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  Briggs and Morgan, Professional Association, counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days;
(b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly;
(g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  The Company will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the Cut-off Date Pool Principal Balance equals at least the Original Series 1996-A Principal Balance, and each Contract has a contractual rate of interest of at least 5.99%; (ii) no Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 5% of the Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 2% of the Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor; and (v) no adverse selection procedures were employed in selecting the Contracts from the Company's portfolio.

  Under the terms of the Agreement, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the Pass-Through Rate (which will be the weighted average of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Pass-Through Rates) on such Contract from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

PAYMENTS ON CONTRACTS

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially First Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and S&P. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "Aa2" from Moody's and at least "AA" from S&P not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and at least
A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the seventh Business Day of each month (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date as a result of a breach of representations and warranties.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

    (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (ii) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

    (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

    (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

    (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates;

    (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;
    (vii) to reimburse the Company for any prior unreimbursed Class B-2 Guaranty Payments; and

    (viii) to pay any remaining amounts to the holder of the Class C
  Certificate.

DISTRIBUTIONS

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made first to the holders of the Class A Certificates, then to the holders of the Class M-1 Certificates, then to the holders of the Class M-2 Certificates, then to the holders of the Class B-1 Certificates and then to the holders of the Class B-2 Certificates, as described below.

  Distributions of interest and principal to holders of a Class of Class A Certificates will be made on each Payment Date, to the extent that the Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class A Certificates in the order of priority described under "Class A Principal" below, of the Senior Percentage of the Formula Principal Distribution Amount, calculated as described under "Class A Principal" below. Distributions on the Class A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class A Interest" below and (ii) the Senior Percentage of the Formula Principal Distribution Amount, provided that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Payment Date, then the Class A Distribution Amount shall instead equal the Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-1 Distribution Amount. Distributions on the Class M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-1 Interest" below and (ii) after the Class A Principal Balance has been reduced to zero and until the Class M-1 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders on such Payment Date) (the "Class M-1 Remaining Amount Available") is less than the Class M-1 Formula Distribution Amount, then the Class M-1 Distribution Amount will equal the Class M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount. Distributions on the Class M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-2 Interest" below and (ii) after the Class M-1 Principal Balance has been reduced to zero and until the Class M-2 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to any distribution made to Class A Certificateholders and the Class M-1 Certificateholders on such Payment Date) (the "Class M-2 Remaining Amount Available") is less than the Class M-2 Formula Distribution Amount, then the Class M-2 Distribution Amount will equal the Class M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class B-1 Distribution

Amount. Distributions on the Class B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-1 Interest" below and (ii) until the Class B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class B Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class B-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders, Class M-1 Certificateholders and Class M-2 Certificateholders on such Payment Date) (the "Class B-1 Remaining Amount Available") is less than the Class B-1 Formula Distribution Amount, then the Class B-1 Distribution Amount will equal the Class B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class B-2 Distribution Amount and any Class B-2 Guaranty Payment. The Class B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-2 Interest" below and (ii) after the Class B-1 Principal Balance has been reduced to zero and until the Class B-2 Principal Balance has been reduced to zero, the Class B Percentage of the Formula Principal Distribution Amount. Distributions on the Class B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Amount Available in the Certificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to distributions made to Class A Certificateholders, Class M Certificateholders and Class B-1 Certificateholders on such Payment Date) (the "Class B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class B-2 Formula Distribution Amount to the Class B-2 Certificateholders, then the Class B-2 Distribution Amount will equal the Class B-2 Remaining Amount Available and the Company will be obligated to make a Class B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class B-2 Limited Guaranty.

  On each Payment Date the Amount Available will be distributed to Class A Certificateholders, then Class M Certificateholders and then Class B Certificateholders in the amounts and order of priority set forth below:

CLASS A INTEREST

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Payment Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class A Certificates. Interest on each Class of Class A Certificates will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

  The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Principal Balance of any Class of Class A Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class A Certificates, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class A Certificates, to the extent permitted by law.

CLASS A PRINCIPAL

  Holders of a Class of Class A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on each Class of Class A Certificates, the Senior Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the month preceding the month in which the Payment Date occurs, (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the month of such Payment Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding month, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Senior Percentage for any Payment Date prior to the Class B Cross-over Date, and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test is not satisfied (each as described under "Class B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date. The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date (the "Due Period") as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero and then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero.

  As hereinafter described, all losses on Liquidated Contracts will be absorbed first by the Class C Certificate, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then by the Class B-2 Certificates, then by the Class B-1 Certificates, then by the Class M-2 Certificates and then by the Class M-1 Certificates. If the Amount Available on any Payment Date is less than the Class A Distribution Amount, the Amount Available will be applied first to the payment of interest on the Class A Certificates and then to the payment of principal to the Class of Class A Certificates then entitled thereto.

CLASS M-1 INTEREST

  Interest will be paid to the Class M-1 Certificateholders on each Payment Date, to the extent of the Class M-1 Remaining Amount Available, if any, in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then outstanding Class M-1 Principal Balance less the Class M-1 Principal Shortfall Amount, if any. The "Class M-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates. The "Aggregate Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over
(ii) the Pool Scheduled Principal Balance for such preceding Payment Date. Interest on the outstanding Class M-1 Principal Balance will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-1 Interest Payment Amount to the Class M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount and the Class B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class M-1 Pass-Through Rate, to the extent permitted by law.

  The Class M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS M-1 PRINCIPAL

  On each Payment Date after the Class A Principal Balance has been reduced to zero, Class M-1 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-1 Certificates, until the Class M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance has not been reduced to zero.

CLASS M-2 INTEREST

  Interest will be paid to the Class M-2 Certificateholders on each Payment Date, to the extent of the Class M-2 Remaining Amount Available, if any, in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then outstanding Class M-2 Principal

Balance less the Class M-2 Principal Shortfall Amount, if any. The "Class M-2 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class B-1 Certificates and the Class B-2 Certificates. Interest on the outstanding Class M-2 Principal Balance will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-2 Interest Payment Amount to the Class M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class M-2 Pass-Through Rate, to the extent permitted by law.

  The Class M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS M-2 PRINCIPAL

  On each Payment Date after the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero, Class M-2 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-2 Certificates, until the Class M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance and Class M-1 Principal Balance have not been reduced to zero.

CLASS B-1 INTEREST

  Interest will be paid to the Class B-1 Certificateholders on each Payment Date, to the extent of the Class B-1 Remaining Amount Available, if any, in an amount (the "Class B-1 Interest Payment Amount") equal to the product of (a) the Class B-1 Pass-Through Rate and (b) the then outstanding Class B-1 Principal Balance less the Class B-1 Principal Shortfall Amount, if any. The "Class B-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B-2 Principal Balance. Interest on the outstanding Class B-1 Principal Balance will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class B-1 Interest Payment Amount to the Class B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class B-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class B-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount and Class M-2 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-1 Pass-Through Rate, to the extent permitted by law.

  The Class B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS B-1 PRINCIPAL

  Prior to the Class B Cross-over Date, there will be no distributions of principal on the Class B-1 Certificates. The Class B Cross-over Date will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero (the "Fifth Cross-over Date"), and (B) the first Payment Date on or after the Payment Date in April 1999 on which the fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 24%.

  On each Payment Date on or after the Class B Cross-over Date and prior to the Payment Date on which the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Payment
Date: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date must not exceed 5%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Payment Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Payment Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and (v) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment Date must be equal to or greater than 24%.

  On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date, Class B-1 Certificateholders will be entitled to receive, as payments of principal, the Class B Percentage of the Formula Principal Distribution Amount to the extent of the Class B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero. The Class B-2 Certificateholders will not be entitled to any distributions of principal from the Class B-1 Remaining Amount Available until the Class B-1 Principal Balance has been reduced to zero. The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

CLASS B-2 INTEREST

  Interest will be paid to the Class B-2 Certificateholders on each Payment Date, to the extent of (i) the Class B-2 Remaining Amount Available, if any and
(ii) the amount, if any, paid pursuant to the Class B-2 Limited Guarantee, in an amount (the "Class B-2 Interest Payment Amount") equal to the product of (a) the Class B-2 Pass-Through Rate and (b) the then outstanding Class B-2 Principal Balance less the Class B-2 Principal Shortfall Amount, if any. The "Class B-2 Principal Shortfall Amount" as of any Payment Date will equal the Aggregate Principal Shortfall Amount. Interest on the outstanding Class B-2 Principal Balance will accrue from March 14, 1996, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class B-2 Interest Payment Amount to the Class B-2 Certificateholders and the Company fails to pay such amount under the Class B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class B-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class B-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount, the Class M-2 Principal Shortfall Amount and the Class B-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-2 Pass-Through Rate, to the extent permitted by law.

  The Class B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

CLASS B-2 PRINCIPAL

  Except for distributions of any amounts representing a Class B-2 Principal Liquidation Loss Amount (as described below), payments of principal on the Class B-2 Certificates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Sixth Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Class B-2 Remaining Amount Available and any amounts actually paid under the Class B-2 Limited Guaranty after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class B-2 Certificateholders will be entitled to receive pursuant to the Class B-2 Limited Guaranty the amount (the "Class B-2 Principal Liquidation Loss Amount"), if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date (after giving effect to all distributions of principal on such Payment Date). The Class B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B-2 Certificates and Liquidation Losses on Liquidated Contracts, will not be paid to the Class B-2 Certificateholders.

SUBORDINATION OF CLASS M CERTIFICATES AND CLASS B CERTIFICATES

  The rights of the holders of the Class M Certificates and the Class B Certificates to receive distributions with respect to the Contracts will be subordinated to such rights of the Class A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Amount Available on deposit on such date in the Certificate Account and by the right of the

Class A Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class M Certificates and Class B Certificates. On each Payment Date the Class M-1 Certificateholders will be entitled to receive only amounts described above under "Class M-1 Interest" and "Class M-1 Principal," the Class M-2 Certificateholders will be entitled to receive only amounts described under "Class M-2 Interest" and "Class M-2 Principal," the Class B-1 Certificateholders will be entitled to receive only amounts described above under "Class B-1 Interest" and "Class B-1 Principal," and the Class B-2 Certificateholders will be entitled to receive only amounts described above under "Class B-2 Interest" and "Class B-2 Principal."

  In addition, the rights of the holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class M-2 Certificates and Class B Certificates.

  In addition, the rights of the holders of the Class B-1 Certificates and the Class B-2 Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-2 Certificateholders to receive future distributions of the Contracts that would otherwise be payable to the holders of Class B Certificates.

  In addition, the rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Contracts will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates.

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class M, the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A or Class M Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Amount Available is not sufficient to cover the amounts distributable to the Class A or Class M Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class M-2, Class B and Class C Certificateholders, the Class M-1 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B and Class C Certificateholders on each Payment Date, the Class M-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B-2 and Class C Certificateholders, the Class B-1 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class B-2 Limited Guaranty as described below, the Class B-2 Certificateholders will absorb all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. Class B-2 Certificateholders, however, will be entitled to receive Class B-2 Guaranty Payments. If the Company fails to make a payment required under the Class B-2 Limited Guaranty, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

ADVANCES

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance); and

    (h) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class M-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class M-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Remaining Amount Available for such Payment Date;

    (d) the Principal Balance of the Class B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Class B-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Class B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Principal Liquidation Loss Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

    (d) the Class B-2 Liquidation Loss Amount, if any, for such Payment Date;

    (e) the Class B-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

    (f) the Class B-2 Guarantee Payment, if any, for such Payment Date;

    (g) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (h) the Class B Percentage for such Payment Date;

    (i) the Pool Scheduled Principal Balance of the Contracts for such Payment Date;

    (j) the Pool Factor; and

    (k) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of
 .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 1996, the Servicer will deliver to the Trustee a report of KPMG Peat Marwick LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

TRANSFERABILITY

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

CERTAIN MATTERS RELATING TO THE COMPANY

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

EVENTS OF TERMINATION

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

RIGHTS UPON AN EVENT OF TERMINATION

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

AMENDMENT; WAIVER

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and S&P shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

INDEMNIFICATION

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

DUTIES AND IMMUNITIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

THE TRUSTEE

  First Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

REGISTRATION OF THE CERTIFICATES

  The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The Certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Certificates. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Sixth Cross-over Date, and on any Payment Date on or after the Sixth Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates) and (b) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Principal Liquidation Loss Amount for any Payment Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such

Payment Date. The Class B-2 Principal Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related Due Period that was not absorbed by the Class C Certificate and the Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer). On each Payment Date on or after the Sixth Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date (or the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 or Class B-1 Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Briggs and Morgan, Professional Association, counsel to the Company, will deliver its opinion that, assuming ongoing compliance with the terms of the Agreement, upon the issuance of the Certificates, the Trust will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will constitute "regular interests" in the REMIC. The Class C Certificate, which is not being offered hereunder, will constitute the sole class of "residual interests" in the REMIC.

  It is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of market discount and premium, if any, will be based on the assumption that the Contracts will prepay at a rate equal to 15% CPR.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "qualifying real property loans," "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the Code, respectively. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A-1, Class A-2 and Class A-3
Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home improvement contracts such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A-1, Class A-2 and Class A-3 Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A-1, Class A-2 and Class A-3 Certificates are the following:

    (1) The acquisition of the Class A-1, Class A-2 or Class A-3 Certificates by a Plan is on terms (including the price for the Class A-1, Class A-2 or Class A-3 Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

    (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriter in connection with the distribution of the Class A-1, Class A-2 or Class A-3 Certificates represents not more than reasonable compensation for underwriting the Class A-1, Class A-2 or Class A-3 Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A-1, Class A-2 or Class A-3 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1, Class A-2 or Class A-3 Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A-1, Class A-2 or Class A-3 Certificates does not exceed twenty-five percent (25%) of all of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  The Company believes that the Exemption will apply to the acquisition and holding of Class A-1, Class A-2 and Class A-3 Certificates sold by the Underwriter and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent (5%) of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A-1, Class A-2 or Class A-3 Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A-1, Class A-2 or Class A-3 Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1, Class A-2 or Class A-3 Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any other Class of Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                  UNDERWRITING

  The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the Certificates at the prices set forth on the cover page of this Prospectus Supplement.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriter proposes to offer the Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such prices less concessions not to exceed .175% of the Original Class A-1 Principal Balance, .235% of the Original Class A-2 Principal Balance, .25% of the
Original Class A-3 Principal Balance, .275% of the Original Class M-1 Principal Balance, .3% of the Original Class M-2 Principal Balance, .3% of the Original Class B-1 Principal Balance, or .4% of the Original Class B-2 Principal
Balance, as applicable. The Underwriter may allow, and such dealers may reallow, concessions not to exceed .125% of Original ClassA-1 Principal
Balance, .125% of the Original Class A-2 Principal Balance, .125% of Original Class A-3 Principal Balance, .25% of the Original Class M-1 Principal Balance,
 .25% of the Original Class M-2 Principal Balance, .25% of the Original Class B-1 Principal Balance, or .25% of the Original Class B-2 Principal Balance, as applicable, to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter.

  The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract pass-through certificates without the consent of the Underwriter.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Briggs and Morgan, Professional Association, St. Paul and Minneapolis, Minnesota, and for the Underwriter by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Briggs and Morgan, Professional Association.

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                             (ISSUABLE IN SERIES)

  Certificates for Home Improvement Loans ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of home improvement contracts and promissory notes (the "Contracts"), as more particularly described herein, and, in the case of the Secured Contracts, liens on certain of the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree Financial Corporation (the "Company"). Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Pass-Through Rate that will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                               ---------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
              CRIMINAL OFFENSE.

THE  ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON  OR ENDORSED
 THE  MERITS  OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS
  UNLAWFUL.

  This Prospectus may not be used to consummate sales of all or a portion of any Series of Certificates unless accompanied by a Prospectus Supplement relating to those particular Classes of Certificates.

                 The date of this Prospectus is March 7, 1996.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 310 Pine Street, San Francisco, California.

                             ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995, all of which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates, shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Joel H. Gottesman, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

Title of Securities..........  Certificates for Home Improvement Loans (Issua-
                                ble in Series) (the "Certificates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer," which term shall include any successor to Green Tree Financial Corporation in such capacity under the applicable Agreement (as defined herein)).

Risk Factors.................  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in one or more series (each a "Series") pursuant to separate Pooling and Ser-vicing Agreements (each, an "Agreement") be-tween the Company, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts underlying a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of home improvement contracts and promissory notes and will be either conven-tional contracts or contracts insured by the Federal Housing Administration ("FHA") pursuant to Title I of the National Housing Act ("Title I"). Contracts may either be secured by the re-lated real estate (each, a "Secured Contract") or unsecured (each, an "Unsecured Contract").

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Con-tract Rate") on the Contracts; (iii) the weighted average and ranges of terms to sched-uled maturity of the Contracts as of origina-tion and as of the Cut-off Date; (iv) the per-centage of Contracts that are FHA-insured, and the percentage of Contracts that are Secured Contracts and Unsecured Contracts; (v) the av-erage outstanding principal balance of the Con-tracts as of the Cut-off Date; (vi) the range of Loan-to-Value Ratios; and (vii) the geo-graphic location of improved real estate under-lying the Contracts. In addition, if so speci-fied in the related Prospectus Supplement, ad-ditional Contracts may be purchased from the Company during the

                                Pre-Funding Period specified in the related
                                Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of Certificates..  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates" herein. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Cer-tificates will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described below and in the related Prospectus Supplement, the Con-tracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those of the Se-nior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be en-titled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). The related Prospectus Supple-ment will set forth for each Class of Certifi-cates the Pass-Through Rate, if any, for each such Class or the method of determining such Pass-Through Rate. See "Yield Considerations" and "Description of the Certificates." As spec-ified in the related Prospectus Supplement, Classes of a Series of Certificates may be en-titled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including           Except as otherwise set forth in the related
 Prepayments)................   Prospectus Supple-ment, principal on each Con-
                                tract, including any principal prepayments, will be passed through on each Payment Date.
                                See

                                "Maturity and Prepayment Considerations" and
                                "Description of the Certificates."

Optional Termination.........  Unless otherwise specified in the related Pro-
                                spectus Supplement, each of the Company or the Servicer may at its option repurchase all Con-tracts relating to a Series of Certificates re-maining outstanding at such time under the cir-cumstances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued and unpaid interest there-on. See "Description of the Certificates--Ter-mination of the Agreement."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...
                               As a condition to the Company's conveyance of
                                any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the af-fected Contract, in each case under the condi-tions further described herein and in the Pro-spectus Supplement. See "Description of the Certificates--Conveyance of Contracts."

Federal Income Tax             If an election (a "REMIC Election") is made to
 Consideration...............   treat the Trust Fund represented by a Series of
                                Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a
                                "REMIC") under the Internal Revenue Code of
                                1986, as amended (the "Code"), the Classes of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Pro-spectus Supplement. If so specified in the ap-plicable Prospectus Supplement, a Class of Cer-tificates offered hereby may represent inter-ests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be cre-ated under the same Agreement. See "Certain
                                Federal Income Tax Consequences--REMIC Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corpora-tion. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attrib-utable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Con-tract Pool. If a REMIC Election is not made with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of ownership of such Certificates will be described in the re-lated Prospectus Supplement. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Invest-ment."

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings."

                                  RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. Limitations on Availability of FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Contracts included in the Contract Pool that are insured by FHA pursuant to Title I of the National Housing Act ("Title I"). The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Although the Company is an FHA-approved lender and believes, and will represent and warrant in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Company is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time the Company is engaged in disputes with FHA over the validity of claims submitted and the Company's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

    The amount of FHA Insurance available with respect to a Series of Certificates at any given time with respect to the FHA-insured Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by the Company and not sold, or sold with recourse, by the Company, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1995, was equal to approximately $105,831,000, but will be reduced by the amount of all FHA Insurance claims paid, and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by the Company. Severe losses on the Company's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by the Company, could reduce or eliminate the Company's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Contracts. In the event the Company were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of the Company's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

    2. Limited Obligations. Except as otherwise specified in the related Prospectus Supplement, the Certificates of a Series will not represent an interest in or obligation of the Company. The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

    3. Junior Mortgage Liens; Value of Mortgaged Property. The related Prospectus Supplement will specify the number and percentage of Contracts included in the Contract Pool that are secured by a lien on the improved real estate. The Company expects that a substantial number of such liens will be junior to other liens on such real estate. The rights of the Trust Fund (and therefore the Certificateholders of such Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

    A substantial portion of the Secured Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Secured Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Contract such that the remaining balance of the conventional Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property. While the same economic decline could affect the value of property securing an FHA-insured Contract, assuming compliance with other FHA regulations, an FHA claim would still be payable to the Company, notwithstanding the decline in property value below the aggregate outstanding principal balances of the Contract and of all senior liens on the property.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of any Series of Certificates.

    5. Non-recordation of Mortgage Assignments. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing any Secured Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Secured Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company.

    6. Unsecured Contracts. The obligations of the Obligor under any Unsecured Contract included in a Contract Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an Unsecured Contract, the obligations of the Obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An Obligor on an Unsecured Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Contract as if such obligations were secured by the real estate owned by such Obligor.

    7. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

                                 THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance reserves. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of home improvement contracts and promissory notes (collectively, the "Contracts") originated by the Company on an individual basis in the ordinary course of business. The Contracts may be conventional home improvement contracts or contracts insured by the FHA. Conventional contracts may either be Secured Contracts or Unsecured Contracts. FHA-insured Contracts may either be Secured Contracts or Unsecured Contracts. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Secured Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1995, had stockholders' equity of approximately $925,022,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota and service centers throughout the United States, the Company serves all 50 states. The Company began financing
FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

CONTRACT ORIGINATION

  Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan generally may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional unsecured home improvement loan may not exceed $15,000. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. The Company's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Contract, and the improvements being financed. Because the Company does not require appraisals on most Contracts with loan amounts of less than $30,000 (which Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Contracts.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract will be calculated according to the simple interest method, as required by state law. Unless otherwise specified in the related Prospectus Supplement, the interest payable with respect to each Certificate will be the product of the applicable Pass-Through Rate and the principal balance immediately following the preceding Payment Date, based on a 360-day year of 12 months of 30 days each.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 10 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the

"Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from certain hazard insurance on the related real estate, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and immediately upon funding, assigned to the Company or (ii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law;
(i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) (if a Secured Contract) or rescinded; (j) each Secured Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Secured Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral;
(p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the

Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank,
(iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all payments received under FHA Insurance received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 31........................................ (3) Record Date.
April 10........................................ (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 10 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 10 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Secured Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Secured Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or (in the case of Secured Contracts) foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement without the consent of all of the Certificateholders.

  No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

    (b) the amount of such distribution which constitutes Monthly Interest;

    (c) the remaining Principal Balance represented by such Certificateholder's interest;

    (d) the Company's FHA Insurance reserve amount;

    (e) the amount of fees payable out of the Trust Fund;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

    (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

REPURCHASE OPTION

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Principal Balance is less than 10% of the Initial Principal Amount of the Certificates, the Company or the Servicer will have the option to repurchase, on 20 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties. Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the

Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 66 2/3% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Secured Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Contracts.

  As of December 31, 1995, the Company's FHA Insurance reserve amount was equal to approximately $105,831,000. These insurance reserves were available to cover losses on approximately $1,336,170,000 of FHA-insured manufactured housing contracts and approximately $191,024,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured

Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 day's written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the Contract rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the security to the United States, if applicable.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Secured Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts. Much of the following discussion relates to home improvement contracts which are secured by a lien on the improved property and, as a consequence, while of significance to the Secured Contracts, will have little applicability to the Unsecured Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Secured Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Secured Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Secured Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

SECOND OR THIRD MORTGAGES

  The Secured Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Secured Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Internal Revenue Code of 1986, as amended, provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Act"), which becomes effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges; it is possible that some Contracts included in a Contract Pool may be subject to its provisions. The Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Act.

  The obligations of the Obligor under each Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of an Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an Unsecured Contract, the obligations of the Obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Secured Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually thirty days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Secured Contracts) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

  By virtue of the Act, the Servicer generally may be permitted to accelerate any Secured Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

(iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Secured Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Secured Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Secured Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Secured Contracts and the number of Secured Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

REPURCHASE OBLIGATIONS

  Under the Agreement, the Company will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates-- Conveyance of Contracts."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

CONSULTATION WITH COUNSEL

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of ERISA and the Code to the proposed investment, the availability of any prohibited transaction exemption, and other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change, which change may be retroactive, or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code, or as a grantor trust. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and
(ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a financial institution as described in Section 593(a) of the Code will represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Regular Certificates held by a thrift institution taxed as a

"domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (iii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of
Section 593(d) of the Code and "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate.

Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. Subject to an exception described below, which applies only if the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, a portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be considered significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to certain financial institutions described in Section 593 of the Code ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Section 593 applies and each of their subsidiaries formed to issue REMICs are treated as separate corporations. Furthermore, the Code provides that regulations may be issued to disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of the Residual Certificates is based on all anticipated payments to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC is the weighted average of the anticipated weighted average lives of all classes of Certificates in the REMIC (computed using all anticipated payments on a Regular Certificate with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If this exception may be applicable, the Prospectus Supplement with respect to a series will state that the Residual Certificates are expected to have "significant value."

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.

Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a financial institution taxed as described in Section 593(a) of the Code may represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (iii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under
Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series-- Stripped Non-REMIC Certificates."

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in the discussion above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee

(or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series-- Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are either unsecured or secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES IN ANY JURISDIC-TION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SO-LICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IM-PLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Terms of the Certificates...................................  S-3
Risk Factors............................................................... S-21
Structure of the Transaction............................................... S-21
Use of Proceeds............................................................ S-22
The Contracts.............................................................. S-22
Yield and Prepayment Considerations........................................ S-27
Green Tree Financial Corporation........................................... S-33
Description of the Certificates............................................ S-33
Description of the Class B-2 Limited Guaranty.............................. S-53
Certain Federal Income Tax Consequences.................................... S-54
ERISA Considerations....................................................... S-54
Underwriting............................................................... S-56
Legal Matters.............................................................. S-56
                                PROSPECTUS
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................    9
The Trust Fund.............................................................   10
Use of Proceeds............................................................   12
Green Tree Financial Corporation...........................................   12
Yield Considerations.......................................................   14
Maturity and Prepayment Considerations.....................................   14
Description of the Certificates............................................   15
Description of FHA Insurance...............................................   27
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   28
ERISA Considerations.......................................................   37
Certain Federal Income Tax Consequences....................................   39
Legal Investment Considerations............................................   56
Ratings....................................................................   56
Underwriting...............................................................   57
Legal Matters..............................................................   58
Experts....................................................................   58

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           $93,726,023 (APPROXIMATE)

                  [LOGO OF GREEN TREE FINANCIAL CORPORATION]

                              SELLER AND SERVICER

                    CERTIFICATES FOR HOME IMPROVEMENT LOANS
                                 SERIES 1996-A

                   $32,000,000 (APPROXIMATE) 5.70% CLASS A-1
                   $21,000,000 (APPROXIMATE) 6.00% CLASS A-2
                   $17,300,000 (APPROXIMATE) 6.35% CLASS A-3
                    $6,550,000 (APPROXIMATE) 6.95% CLASS M-1
                    $5,625,000 (APPROXIMATE) 7.30% CLASS M-2
                    $5,625,000 (APPROXIMATE) 6.85% CLASS B-1
                    $5,626,023 (APPROXIMATE) 7.40% CLASS B-2

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.

                                 MARCH 7, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------